AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
                   KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.
                               September 27, 1989


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                                TABLE OF CONTENTS


ARTICLE 1      DEFINITIONS................................................................................     Page

         Adjusted Capital Account.........................................................................       1
         ------------------------
         Adjusted Property................................................................................       1
         -----------------
         Affiliate........................................................................................       1
         ---------
         Agreed Allocation................................................................................       1
         -----------------
         Agreed Value.....................................................................................       1
         ------------
         Agreement........................................................................................       2
         ---------
         Assignment of Leases.............................................................................       2
         --------------------
         Available Cash...................................................................................       2
         --------------
         Book-Tax Disparity...............................................................................       2
         ------------------
         Business Day.....................................................................................       2
         ------------
         Capital Account..................................................................................       2
         ---------------
         Capital Asset....................................................................................       2
         -------------
         Capital Contribution.............................................................................       2
         --------------------
         Carrying Value...................................................................................       2
         --------------
         Certificate of Limited Partnership...............................................................       2
         ----------------------------------
         Closing Date.....................................................................................       2
         ------------
         Code.............................................................................................       2
         ----
         Combined Interest................................................................................       3
         -----------------
         Contributed Property.............................................................................       3
         --------------------
         Contributing Partner.............................................................................       3
         --------------------
         Contribution Agreement...........................................................................       3
         ----------------------
         Curative Allocation..............................................................................       3
         -------------------
         Delaware Act.....................................................................................       3
         ------------
         Departing Partner................................................................................       3
         -----------------
         Economic Risk of Loss............................................................................       3
         ---------------------
         General Partner..................................................................................       3
         ---------------
         Indemnitee.......................................................................................       3
         ----------
         Independent Committee............................................................................       3
         ---------------------
         Initial Offering.................................................................................       3
         ----------------
         Initial Offering Price...........................................................................       3
         ----------------------
         Interim Capital Transactions.....................................................................       3
         ----------------------------
         Investor Partnership.............................................................................       3
         --------------------
         Investor Partnership Agreement...................................................................       3
         ------------------------------
         Kaneb............................................................................................       3
         -----
         KPL..............................................................................................       3
         ---
         Limited Partner..................................................................................       4
         ---------------
         Liquidating Trustee..............................................................................       4
         -------------------
         LP Unit..........................................................................................       4
         -------
         Minimum Gain Attributable to Partner Nonrecourse Debt............................................       4
         -----------------------------------------------------
         Net Agreed Value.................................................................................       4
         ----------------
         Net Loss.........................................................................................       4
         --------
         Net Termination Sales Gain.......................................................................       4
         --------------------------
         Net Termination Sales Loss.......................................................................       4
         --------------------------
         Nonrecourse Built-in Gain........................................................................       4
         -------------------------
         Nonrecourse Deductions...........................................................................       5
         ----------------------
         Nonrecourse Liability............................................................................       5
         ---------------------
         Opinion of Counsel...............................................................................       5
         ------------------
         Organizational Limited Partner...................................................................       5
         ------------------------------
         Partner..........................................................................................       5
         -------
         Partner Nonrecourse Debt.........................................................................       5
         ------------------------
         Partner Nonrecourse Deductions...................................................................       5
         ------------------------------
         Partnership......................................................................................       5
         -----------
         Partnership Assets...............................................................................       5
         ------------------
         Partnership Interest.............................................................................       5
         --------------------
         Partnership Minimum Gain.........................................................................       5
         ------------------------
         Partnership Year.................................................................................       5
         ----------------
         Partnership's Accountants........................................................................       5
         -------------------------
         Percentage Interest..............................................................................       5
         -------------------
         Person...........................................................................................       5
         ------
         Pipeline System..................................................................................       5
         ---------------
         Recapture Income.................................................................................       5
         ----------------
         Recaptured Credits...............................................................................       6
         ------------------
         Reconstituted Partnership........................................................................       6
         -------------------------
         Registration Statement...........................................................................       6
         ----------------------
         Required Allocation..............................................................................       6
         -------------------
         Residual Gain....................................................................................       6
         -------------
         Residual Loss....................................................................................       6
         -------------
         Section 754 Election.............................................................................       6
         --------------------
         Securities Act...................................................................................       6
         --------------
         Special Approval.................................................................................       6
         ----------------
         Substituted Limited Partner......................................................................       6
         ---------------------------
         Terminating Capital Transactions.................................................................       6
         --------------------------------
         Unrealized Gain..................................................................................       6
         ---------------
         Unrealized Loss..................................................................................       6
         ---------------

ARTICLE 2      FORMATION OF PARTNERSHIP...................................................................       6

         2.1      Formation and Continuation..............................................................       6
                  --------------------------
         2.2      Name....................................................................................       6
                  ----
         2.3      Names and Addresses of Partners.........................................................       7
                  -------------------------------
         2.4      Principal Office of the Partnership: Registered Office and Agent........................       7
                  ----------------------------------------------------------------
         2.5      Term....................................................................................       7
                  ----

ARTICLE 3      PURPOSE....................................................................................       7

ARTICLE 4      CAPITAL ACCOUNTS; CAPITAL CONTRIBUTIONS....................................................       7

         4.1      Initial Contributions...................................................................       7
                  ---------------------
         4.2      Contributions on the Closing Date.......................................................       8
                  ---------------------------------
         4.3      Capital Accounts........................................................................       8
                  ----------------
         4.4      Interest................................................................................      10
                  --------
         4.5      No Withdrawal...........................................................................      10
                  -------------
         4.6      Loans from Partners.....................................................................      10
                  -------------------
         4.7      Record of Contributions.................................................................      10
                  -----------------------

ARTICLE 5      ALLOCATIONS AND DISTRIBUTIONS..............................................................      10

         5.1      Allocations for Capital Account Purposes................................................      10
                  ----------------------------------------
         5.2      Allocations for Tax Purposes............................................................      13
                  ----------------------------
         5.3      Requirement and Characterization of Distributions.......................................      15
                  -------------------------------------------------
         5.4      Reimbursement sand Payments.............................................................      15
                  ---------------------------

ARTICLE 6      MANAGEMENT AND OPERATION OF BUSINESS.......................................................      15

         6.1      Management..............................................................................      15
                  ----------
         6.2      Reliance By Third Parties...............................................................      16
                  -------------------------
         6.3      Compensation and Reimbursement of the General Partner...................................      17
                  -----------------------------------------------------
         6.4      Partnership Funds.......................................................................      17
                  -----------------
         6.5      Loans from the General Partner: Contracts with Affiliates...............................      17
                  ---------------------------------------------------------
         6.6      Liability of Indemnitees................................................................      18
                  ------------------------
         6.7      Indemnification.........................................................................      18
                  ---------------
         6.8      Other Matters Concerning the General Partner............................................      19
                  --------------------------------------------
         6.9      Title to Partnership Assets.............................................................      20
                  ---------------------------
         6.10     Resolution of Conflicts of Interest.....................................................      20
                  -----------------------------------
         6.11     Restrictions on General Partner's Authority.............................................      21
                  -------------------------------------------
         6.12     Outside Activities......................................................................      21
                  ------------------

ARTICLE 7      RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS.................................................      22

         7.1      Limitation of Liability.................................................................      22
                  -----------------------
         7.2      Management of Business..................................................................      22
                  ----------------------
         7.3      Return of Capital.......................................................................      22
                  -----------------
         7.4      Access to Information...................................................................      22
                  ---------------------

ARTICLE 8      BOOKS, RECORDS, ACCOUNTING AND REPORTS.....................................................      22

         8.1      Records and Accounting..................................................................      22
                  ----------------------
         8.2      Fiscal Year.............................................................................      23
                  -----------

ARTICLE 9      TAX MATTERS................................................................................      23

         9.1      Section 754 Allocations.................................................................      23
                  -----------------------
         9.2      Preparation of Tax Returns..............................................................      23
                  --------------------------
         9.3      Tax Elections...........................................................................      23
                  -------------
         9.4      Tax Controversies.......................................................................      23
                  -----------------
         9.5      Tax Basis and Value Determinations......................................................      23
                  ----------------------------------
         9.6      General Partner Net Worth...............................................................      23
                  -------------------------

ARTICLE 10     TRANSFER OF PARTNERSHIP INTERESTS..........................................................      24

         10.1     Transfer................................................................................      24
                  --------
         10.2     Transfer of Interests of the General Partner............................................      24
                  --------------------------------------------
         10.3     Transfer of Partnership Interests of Limited Partners...................................      24
                  -----------------------------------------------------

ARTICLE 11     ADMISSION OF PARTNERS......................................................................      24

         11.1     Admission of Substituted Limited Partners...............................................      24
                  -----------------------------------------
         11.2     Admission of Successor or Additional General Partner....................................      24
                  ----------------------------------------------------

ARTICLE 12     WITHDRAWAL OR REMOVAL OF THE GENERAL PARTNER...............................................      25

         12.1     Withdrawal or Removal of the General Partner............................................      25
                  --------------------------------------------
         12.2     Withdrawal..............................................................................      25
                  ----------
         12.3     Removal.................................................................................      26
                  -------
         12.4     Opinion of Counsel......................................................................      26
                  ------------------
         12.5     Amendment of Certificate of Limited Partnership.........................................      26
                  -----------------------------------------------
         12.6     Interest of Departing Partner and Successor.............................................      26
                  -------------------------------------------

ARTICLE 13     DISSOLUTION AND LIQUIDATION................................................................      27

         13.1     Dissolution.............................................................................      27
                  -----------
         13.2     Continuation of the Business of the Partnership.........................................      27
                  -----------------------------------------------
         13.3     Liquidation.............................................................................      28
                  -----------
         13.4     Distribution in Kind....................................................................      28
                  --------------------
         13.5     Cancellation of Certificate of Limited Partnership......................................      29
                  --------------------------------------------------
         13.6     Reasonable Time for Winding Up..........................................................      29
                  ------------------------------
         13.7     Return of Contributions.................................................................      29
                  -----------------------
         13.8     No capital Account Restoration..........................................................      29
                  ------------------------------
         13.9     Waiver of Partition.....................................................................      29
                  -------------------

ARTICLE 14     AMENDMENT OF PARTNERSHIP AGREEMENT.........................................................      29

         14.1     Amendments to be Adopted Solely by the General Partner..................................      29
                  ------------------------------------------------------
         14.2     Amendment Procedures....................................................................      30
                  --------------------

ARTICLE 15     MERGER.....................................................................................      30

         15.1     Authority...............................................................................      30
                  ---------
         15.2     Procedure for Merger or Consolidation...................................................      30
                  -------------------------------------
         15.3     Approval by Limited Partners of Merger or Consolidation.................................      31
                  -------------------------------------------------------
         15.4     Certificate of Merger...................................................................      31
                  ---------------------
         15.5     Effect of Merger........................................................................      31
                  ----------------

ARTICLE 16     GENERAL PROVISIONS.........................................................................      31

         16.1     Addresses and Notices...................................................................      31
                  ---------------------
         16.2     Titles and Captions.....................................................................      31
                  -------------------
         16.3     Pronouns and Plurals....................................................................      31
                  --------------------
         16.4     Further Action..........................................................................      31
                  --------------
         16.5     Binding Effect..........................................................................      32
                  --------------
         16.6     Integration.............................................................................      32
                  -----------
         16.7     Creditors...............................................................................      32
                  ---------
         16.8     Waiver..................................................................................      32
                  ------
         16.9     Counterparts............................................................................      32
                  ------------
         16.10    Applicable Law..........................................................................      32
                  --------------
         16.11    Invalidity of Provisions................................................................      32
                  ------------------------

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
            AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF

                   KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.

     This Amended and Restated Agreement of Limited Partnership of Kaneb Pipe Line Operating Partnership, L.P. (herein called this "Agreement") is entered into by and among Kaneb Pipe Line Company, a Delaware corporation, as general partner of the Partnership, Kaneb Services, Inc., a Delaware corporation, as the organizational limited partner, and those other persons who become the Partners in the Partnership as hereinafter provided.

     In consideration of the mutual covenants, conditions and agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     Unless clearly indicated to the contrary, the terms defined in this Article 1 shall, for the purposes of this Agreement, have the meanings herein specified.

     Adjusted Capital Account: The Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership (a) increased by any amounts which such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(II)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-1T(b)(4)(iv)(f) and 1.704-1T(b)(4)(iv)(h)(5) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases pursuant to a minimum gain charge back pursuant to Section 5.1.4.(a) and 5.1.4.(b). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     Adjusted Property: Any property the Carrying Value of which has been adjusted pursuant to Section 4.3.4.(a) or 4.3.4.(b). Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to Section 4.3.4.(a) or 4.3.4.(b).

     Affiliate: Any Person directly or indirectly controlling, controlled by or under common control with Person in question. As used in this definition of "Affiliate", the term "control" means the possession directly, for indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     Agreed Allocation: Any allocation, other than a Required Allocation, of a item of income, gain, deduction or loss pursuant to the provisions of Section 5.1, including a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

     Agreed Value: Of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the Agreed Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Section 4.3.3. Subject to Section 4.3.3, the General Partner shall, in its sole discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to their fair market values.

     Agreement: This Amended and Restated Agreement of Limited Partnership, as it may be amended supplemented or restated from time to time.

     Assignment of Leases: Collectively, those two certain Assignment of Lease Agreements dated __________________, 1989, among KPL, Kaneb and the Partnership.

     Available Cash: With respect to any calendar quarter,  means (i) the sum of
(a) all cash receipts of the Partnership during such quarter from all sources and (b) any reduction in reserves established in prior quarters, less (ii) the sum of (aa) all cash disbursements of the Partnership during such quarter, including, without limitation, disbursements for operating expenses, debt service (including the payment of principal, premium and interest), capital expenditures and contributions, if any, to a subsidiary corporation or partnership (but excluding all cash distributions to Partners), (bb) any reserves established in such quarter in such amounts as the General Partner determines in its reasonable discretion to be necessary or appropriate to provide for the proper conduct of the business of the Partnership (including reserves for future capital expenditures) and (cc) any other reserves established in such quarter in such amounts as the General Partner determines in its reasonable discretion to be necessary because the distribution of such amounts would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject. Notwithstanding the foregoing, "Available Cash" shall not include any cash receipts or reductions in reserves or take into account any disbursements made or reserves established after commencement of the dissolution and liquidation of the Partnership.

     Book-Tax Disparity: With respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section
4.3 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

     Business Day: Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States or the State of New York shall not be regarded as a Business Day.

     Capital Account:  The Capital account  maintained for a Partner pursuant to
Section 4.3.

     Capital Asset: Any asset on the Partnership's balance sheet, other than inventory, accounts receivable or any other current asset and assets disposed of in connection with normal retirements or replacements.

     Capital Contribution: Any cash, cash equivalents or the Net Agreed Value of Contributed Property which a Partner contributes to the Partnership pursuant to
Section 4.1, 4.2, 4.3 or 12.6.2(b).

     Carrying  Value:  (a) With respect to a  Contributed  Property,  the Agreed
Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partner's Capital Accounts, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 4.3.4.(a) and 4.3.4.(b), and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership Assets, as deemed appropriate by the General Partner.

     Certificate of Limited Partnership: The Certificate of Limited Partnership, and any and all amendments thereto and restatements thereof, filed on behalf of the Partnership as required under the Delaware Act.

     Closing Date: Has the meaning set forth in the Investor Partnership Agreement.

     Code: The Internal Revenue Code of 1986, as amended and hereafter amended, and applicable regulations thereunder. Any reference herein to a specific section or sections of the Code or applicable regulations shall be deemed to include a reference to any corresponding provision of future law or regulation.

     Combined Interest: Has the meaning set forth in the Investor Partnership Agreement.

     Contributed Property: Each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash and cash equivalents, contributed to the Partnership (or deemed contributed to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code or otherwise). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 4.3.4.(a), such property shall no longer constitute a Contributed Property but shall be deemed an Adjusted Property for such purposes.

     Contributing   Partner:   Any  Partner  contributing  (or  deemed  to  have
contributed on the termination and reconstitution of the Partnership pursuant to
Section 708 of the Code or otherwise) Contributed Property to the Partnership.

     Contribution Agreement: That certain Contribution Agreement dated ____________, 1989 among KPL, the Partnership, the Investor Partnership and Kaneb wherein KPL agrees (i) to contribute to the Partnership certain designated assets and the Partnership agrees to assume certain designated liabilities and
(ii) to contribute its limited partner interest in the Partnership to the Investor Partnership in exchange for LP Units.

     Curative Allocation: Any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.1.4.(i).

     Delaware Act: The Delaware Revised Uniform Limited Partnership Act (6 Del. C.ss.17-101, et seq.), as it may be amended from time to time, and any successor to such statute.

     Departing Partner: A former General Partner, as of the effective date of any withdrawal or removal of such General Partner pursuant to Section 12.1.

     Economic  Risk of Loss:  Has the meaning  set forth in Treasury  Regulation
Section 1.704-1T(b)(4)(iv)(k)(1).

     General Partner: KPL or any successor or additional General Partner admitted pursuant to Section 11.2

     Indemnitee: The General Partner, any Departing Partner, any Person who is or was an Affiliate of the General Partner or any Departing Partner, any person who is or was an officer, director, employee, partner, agent or trustee of the General Partner or any Departing Partner or any Affiliate of the General Partner or Departing Partner, or any Person who is or was serving at the request of the General Partner or any Departing Partner or any Affiliate of the General Partner or the Departing Partner as a director, officer, employee, partner, agent or trustee of another Person.

     Independent Committee: A committee of the Board of Directors of the General Partner composed entirely of directors who are neither officers nor employees of Kaneb, the General Partner or any of their Affiliates.

     Initial Offering: Has the meaning set forth in the Investor Partnership Agreement.

     Initial Offering Price: Has the meaning set forth in the Investor Partnership Agreement.

     Interim Capital Transactions: Has the meaning set forth in the Investor Partnership Agreement.

     Investor Partnership: Kaneb Pipe Line Partners, L.P., a Delaware limited partnership established pursuant to the Investor Partnership Agreement.

     Investor  Partnership  Agreement:  The Amended and  Restated  Agreement  of
Limited  Partnership  of  the  Investor   Partnership  as  it  may  be  amended,
supplemented or restated from time to time.

     Kaneb: Kaneb Services, Inc., a Delaware corporation.


     KPL: Kaneb Pipe Line Company, a Delaware corporation.

     Limited Partner: The Organizational Limited Partner and each Substituted Limited Partner.

     Liquidating Trustee: The General Partner, unless dissolution was caused by an event described in Section 13.1.2, then the liquidator or liquidating committee chosen pursuant to Section 13.3.

     LP Unit: Has the meaning set forth in the Investor Partnership Agreement.

     Minimum  Gain  Attributable  to  Partner   Nonrecourse  Debt:  That  amount
determined in accordance with the principles of Treasury Regulation Section 1.704-1T(b)(4)(iv)(h)(6).

     Net Agreed Value: Means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

     Net Income: For any taxable period, the excess, if any, of the Partnership's items of income and gain (other than those items attributable to dispositions constituting Terminating Capital Transactions) for such taxable period over the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Terminating Capital Transactions) for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Section 4.3.2 and shall not include any items specially allocated under Section 5.1.4. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to a Required Allocation or a Curative Allocation, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

     Net Loss: For any taxable period, the excess, if any, of the Partnership's items of loss and deduction (other than those items attributable to dispositions constituting Terminating Capital Transactions) for such taxable period over the Partnership's items of income and gain (other than those items attributable to dispositions constituting Terminating Capital Transactions) for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.3.2 and shall not include any items specially allocated under Section 5.1.4. Once an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to a Required Allocation or a Curative Allocation, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

     Net Termination Sales Gain: Means, for each Partnership Year or shorter period, the sum, if positive, of all items of gain or loss recognized by the Partnership from Terminating Capital Transactions occurring in such Partnership Year or shorter period. The items included in the determination of Net Termination Sales Gain shall be determined in accordance with Section 4.3.2 and shall not include any items of income, gain or loss specially allocated under
Section 5.1.4. Once an item of income, gain or loss that has been included in the initial computation of Net Termination Sales Gain is subjected to a Required Allocation or a Curative Allocation, Net Termination Sales Gain or the resulting Net Termination Sales Loss, whichever the case may be, shall be recomputed without regard to such item.

     Net Termination Sales Loss: Means, for each Partnership Year or shorter period, the sum, if negative, of all items of gain or loss recognized by the Partnership from Terminating Capital Transactions occurring in such Partnership Year or shorter period. The items included in the determination of Net Termination Sales Loss shall be determined in accordance with Section 4.3.2 and shall not include any items of income, gain or loss specially allocated under
Section 5.1.4. Once an item of gain or loss that has been included in the initial computation of Net Termination Sales Loss is subjected to a Required Allocation or a Curative Allocation, Net Termination Sales Loss or the resulting Net Termination Sales Gain, whichever the case may be, shall be recomputed without regard to such item.

     Nonrecourse Built-in Gain: With respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 5.2.2.(a)(A), 5.2.2.(b)(A) or 5.2.2.(d) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and or no other consideration.

     Nonrecourse Deductions: Any and all items of loss, deduction or expenditure (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-1T(b)(4)(iv)(b), are attributable to a Nonrecourse Liability.

     Nonrecourse  Liability:  Has the meaning  set forth in Treasury  Regulation
Section 1.704-1T(b)(4)(iv)(k)(3).

     Opinion of Counsel: A written opinion of counsel (who may be regular counsel to the Partnership or the General Partner) acceptable to the General Partner.

     Organizational Limited Partner: The investor Partnership.

     Partner: A General Partner or a Limited Partner.

     Partner  Nonrecourse Debt: Has the meaning set forth in Treasury Regulation
Section 1.704-1T(b)(4)(iv)(k)(4).

     Partner Nonrecourse Deductions: Any and all items of loss, deduction or expenditure (described in Section 705(a)(2)(B) of the Code) that in accordance with the principles of Treasury Regulation Section 1.704-1T(b)(4)(iv)(h)(3), are attributable to a Partner Nonrecourse Debt.

     Partnership: The Limited partnership heretofore formed and continued pursuant to this Agreement, and any successor thereto.

     Partnership Assets: All assets, whether tangible or intangible and whether real, personal or mixed, at any time owned by the Partnership.

     Partnership Interest: As to any Partner, all of the interests of that Partner in the Partnership including, without limitation, his (i) right to distributive share of the profits and losses of the Partnership (ii) right to distributive share of Partnership Assets and (iii) rights, of the General Partner, to participate in the management of the affairs of the Partnership.

     Partnership  Minimum Gain:  That amount  determined in accordance  with the
principles   of   Treasury   Regulation   Sections   1.704-1T(b)(4)(iv)(a)   and
1.704-1T(b)(4)(iv)(c).

     Partnership Year: Means the fiscal year of the Partnership, which shall be the calendar year.

     Partnership's Accountants: Such nationally recognized firm of independent public accountants as is selected, from time to time, by the General Partner.

     Percentage Interest: Means, as of the date of determination, (a) as to the General Partner in its capacity as such, 1% and (b) as to the Limited Partners, an aggregate of 99%.

     Person:  Any  individual,  corporation,   association,  partnership,  joint
venture, trust, estate or other entity or organization.

     Pipeline System: Shall mean the refined petroleum products pipeline assets and related terminal facilities that will be transferred to the Partnership by KPL on the Closing Date, as such facilities may be maintained or improved from time to time.

     Recapture Income: Any gain recognized by the Partnership (computed without regard to any adjustment required by Sections 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

     Recaptured Credits: Credits previously taken against federal income tax liability which are required to be recaptured upon the disposition of any property by the Partnership prior to the end of such property's useful life in determining the amount of the credit relating thereto.

     Reconstituted Partnership: The new limited partnership formed in the manner described in Section 13.2.

     Registration  Statement:   Has  the  meaning  set  forth  in  the  Investor
Partnership Agreement.

     Required Allocation: Any allocation (or limitation imposed on any allocation) of an item of income, gain, deduction or loss pursuant to (a) the proviso-clause of Section 5.1.2.(b) and Sections 5.1.4.(a), 5.1.4.(b), 5.1.4.(c), 5.1.4.(d), 5.1.4.(e), 5.1.4.(f), and 5.1.4.(h), such allocations (or limitations thereon) being directly or indirectly required by the Treasury Regulations promulgated under Section 704(b) of the Code.

     Residual Gain or Residual Loss: Any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Sections 5.2.2.(a)(A) or 5.2.2.(b)(A) to eliminate Book-Tax Disparities.

     Section 754 Election: An election under Section 754 of the Code relating to the adjustment of the adjusted basis of Partnership Assets as provided in Sections 734 and 743 of the Code.

     Securities Act: The Securities Act of 1933, as amended, and any successor to such statute.

     Special Approval: Approval by a majority of the members of the Board of Directors of the General Partner that includes approval by a majority of the members of the Independent Committee.

     Substituted Limited Partner: A Person who is admitted as a Limited Partner in the Partnership pursuant to Section 11.1 and will all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

     Terminating Capital Transactions: Has the meaning set forth in the Investor Partnership Agreement.

     Unrealized Gain: Attributable to a Partnership property means, as of any date of determination, the excess, if any, of the fair market value of such property as of such date of determination over the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 4.3.4 as of such date).

     Unrealized Loss: Attributable to a Partnership property means, as of any date of determination, the excess, if any, of the Carrying Value of such property as of such date of determination (prior to any adjustment to be made pursuant to Section 4.3.4 as of such date) over the fair market value of such property as of such date of determination.

                                    ARTICLE 2

                            FORMATION OF PARTNERSHIP

     2.1 Formation and Continuation. The General Partner and the Organizational Limited Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and hereby amend and restate the original Agreement of Limited Partnership in its entirety. Subject to the provisions of this Agreement, the General Partner and the Organizational Limited Partner hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. The Partnership interest of each Partner shall be personal property for all purposes.

     2.2 Name. The name of the Partnership shall be "Kaneb Pipe Line Operating Partnership, L.P." The business of the Partnership shall be conducted under the name of "Kaneb Pipe Line Operating Partnership, L.P." or such other name, including the name of the General Partner or any Affiliate, as the General Partner may from time to time determine. The words "L.P." or "Limited Partnership" or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to Limited Partners. Notwithstanding the foregoing, unless otherwise permitted by Kaneb, in the event that neither KPL nor any Affiliate of Kaneb is the general partner of the Partnership, the Partnership shall change its name to a name not including "Kaneb" and shall cease using the name "Kaneb" or other names or symbols associated therewith.

     2.3. Names and Addresses of Partners. The General Partner of the Partnership is KPL. The business address of the General Partner is 2400 Lakeside Boulevard, Richardson, Texas 75082. The General Partner may change its address at any time and from time to time. The date upon which the General Partner became a Partner in the Partnership is as set forth in the books and records of the Partnership. The names and business, residence or mailing addresses of the Limited Partners and the date on which each such Person became a Limited Partner are as set forth from time to time in the books and records of the Partnership.

     2.4. Principal Office of the Partnership; Registered Office and Agent. The principal office of the Partnership shall be located at 2400 Lakeside Boulevard, Richardson, Texas 75082. The General Partner may, at any time and from time to time, change the location of the Partnership's principal office and may establish such additional offices of the Partnership as the General Partner may from time to time determine. The General Partner shall provide the Limited Partners with written notice of any change in the Partnership's principal office within 90 days after such change. The name of the registered agent for service of process on the Partnership in Delaware is The Corporation Trust Company. The address of the registered agent and the address of the registered office of the Partnership in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     2.5. Term. The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act on September _____, 1989, and shall continue in existence until December 31, 2039, unless earlier terminated in accordance with any provisions of this Agreement.

                                    ARTICLE 3

                                     PURPOSE

     The purpose and nature of the business to be conducted by the Partnership shall be (i) to engage in the common carrier transportation of refined petroleum products and related activities through ownership of the Pipeline System and, in connection therewith, to operate, maintain and improve the Pipeline System, (ii) to conduct any other business that may be lawfully conducted by a limited partnership organized pursuant to the Delaware Act and (iii) to do anything necessary or incidental to the foregoing. The General Partner has no obligation or duty to the Partnership or the Limited Partners to propose or approve, and in its sole discretion may decline to propose or approve, the conduct by the Partnership pursuant to clause (ii) above of any business other than as contemplated by clause (i) above. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.

                                    ARTICLE 4

                     CAPITAL ACCOUNTS; CAPITAL CONTRIBUTIONS

     4.1. Initial Contributions. The initial Capital Contributions to the Partnership consisted of $1,000, which the Partners contributed to the Partnership upon the formation of the Partnership. The General Partner contributed $10 in cash and received in exchange therefor a 1.0% Partnership interest as General Partner and the Organizational Limited Partner contributed $990 in cash and received in exchange therefor a 99% Partnership interest as Limited Partner in the Partnership.

     4.2. Contributions on the Closing Date.

          4.2.1. On the Closing Date, KPL shall contribute to the Partnership, as provided in the Contribution Agreement, the property and other considerations described in the Contribution Agreement as being so contributed and shall receive an exchange therefor (i) a Partnership Interest as a Limited Partner equal to the percentage obtained by multiplying .99 by the quotient of (A) the Net Agreed Value of KPL's Capital Contribution as a Limited Partner (as provided below) divided by
     (B) such amount plus $990, and (ii) a Partnership interest and a credit to its capital account as General Partner in the amount required to increase such capital account to an amount equal to 1% of the aggregate capital accounts of all the Partners after giving effect to the issuance of Partnership Interests contemplated by clause (i) of this Section 4.2.1.

          4.2.2. The Net Agreed Value of KPL's Capital Contribution  pursuant to
     Section 4.2.1 shall be an amount equal to the Initial Offering Price of one Senior Preference Unit times 13,950,918. Of such Net Agreed Value, (i) the amount deemed contributed as General Partner shall be the amount required to increase the General Partner's Capital Account as General Partner to an amount equal to 1% of the aggregate Capital Accounts of all the Partners after giving effect to the issuance of Partnership interests contemplated by clause (i) of Section 4.2.1 and (ii) the balance of such Net Agreed Value shall be deemed to be contributed as a Limited Partner.

     4.3. Capital Accounts.

          4.3.1. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by the (i) the amount of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 4.3.2 and allocated to such Partner pursuant to Article 5, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 4.3.2 and allocated to such Partner pursuant to
     Section 5.1. In addition, any payment by the General Partner of rent with respect to the leases subject to the Assignment of Leases shall be treated as a Capital Contribution by the General Partner.

          4.3.2. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for that purpose, provided that:

               (a) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 5.1.

               (b) Except as otherwise provided in Treasury Regulation Section 1.704-1 (b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under
          Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705 (a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership Asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset).

               (c) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

               (d) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property, on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 4.3.4 to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

               (e) If the Partnership's adjusted basis in depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section 5.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

          4.3.3. Generally, a transferee of a Partnership Interest shall succeed to that portion of the Capital Account of the Transferor relating to the Partnership Interest so transferred; provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners and recontributed by such Partners in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 4.3.4.(b) and such Carrying Values shall then constitute the Agreed Values of such properties. The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Section 4.3.

               4.3.4. (a) Consistent with the provisions of Treasury  Regulation
          Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the Capital Accounts of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such Partnership property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 5.1. In determining Unrealized Gain or Unrealized Loss for purposes of this
          Section 4.3.4(a) the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to the issuance of Partnership Interests shall be determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole discretion to be reasonable) to arrive at a fair market value for individual properties.

               (b)   In   accordance    with   Treasury    Regulation    Section
          1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than cash or cash equivalents), the Capital Accounts of all Partners and the Carrying Value of each Partnership property shall, immediately prior to any such distribution, be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section
          5.1. Any Unrealized Gain or Unrealized Loss attributable to such property shall be allocated in the same manner as Net Termination Sales Gain or Net Termination Sales Loss pursuant to Section 5.1.3; provided, however, that in making any such allocation, Net Termination Sales Gain or Net Termination Sales Loss actually realized shall be allocated first. In determining Unrealized Gain or Unrealized Loss for purposes of this Section 4.3.4.(b), the aggregate cash amount and fair market values of all Partnership assets (including cash or cash equivalents) immediately prior to a distribution shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt.

     4.4. Interest. No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

     4.5. No Withdrawal. No Partner shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Articles 5, 12 and 13.

     4.6. Loans from Partners. Loans by a Partner to the Partnership shall not constitute Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such excess advances shall be a debt obligation of the Partnership to such Partner and shall be payable or collectible only out of the Partnership Assets in accordance with the terms and conditions upon which such advances are made.

     4.7. Record of Contributions. The books and records of the Partnership shall include true and full information regarding the amount of cash and cash equivalents and a designation and statement of the Net Value of any other property contributed by each Partner to the Partnership.

                                    ARTICLE 5

                          ALLOCATIONS AND DISTRIBUTIONS

     5.1. Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction
(computed in accordance with Section 4.3.2) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

          5.1.1. Net Income. After giving effect to the special allocations set forth in Section 5.1.4, all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable period shall be allocated in the same manner as such Net Income is allocated hereunder.

               (a) First, 100% to the General Partner until aggregate Net Income allocated to the General Partner pursuant to this Section 5.1.1.(a) for the current taxable year and all previous taxable years is equal to the aggregate Net Loses allocated to the General Partner pursuant to Section 5.1.2.(c) for all previous taxable years;

               (b) Second, 100% to the Limited Partners and the General Partner, in accordance with their respective Percentage Interests, until the aggregate Net Income allocated to the Limited Partners and the General Partner pursuant to this Section 5.1.1.(b) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the Limited Partners and the General Partner pursuant to Section 5.1.2.(b) for all previous taxable years; and

               (c) Third, the balance, if any shall be allocated among the Partners in accordance with their respective Percentage Interests.

          5.1.2. Net Loss. After giving effect to the special allocations set forth in Section 5.1.4, all items of income, gain, loss and deduction taken into account in computing Net Loss for such taxable period shall be allocated in the same manner as such Net Loss is allocated hereunder:

               (a) First, 100% to the General Partner and the Limited Partners, until the aggregate Net Losses allocated pursuant to this Section 5.1.2(a) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to such Partners pursuant to Section 5.1.1.(c) for all previous taxable years.

               (b) Second, 100% to the Limited Partners and the General Partner, in accordance with their respective Percentage Interests; provided, that Net Loss shall not be allocated pursuant to this Section 5.1.2(b) to the extent that such allocation would cause any Limited Partner to have a deficit balance in its adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account);

               (c) Third, the balance, if any, 100% to the General Partner.

          5.1.3. Net Termination Gains and Losses. After giving effect to the special allocations set forth in Section 5.1.4, all items of gain and loss taken into account in computing Net Termination Sales Gain or Net Termination Sales Loss for such taxable period shall be allocated in the same manner as such Net Termination Sales Gain or Net Termination Sales Loss is allocated hereunder. All allocations under this Section 5.1.3 shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 5.1 and after all distributions of Available Cash have been made with respect to the taxable period ending on the liquidation date.

               (a) If a Net Termination Sales Gain is recognized (or deemed recognized pursuant to Section 4.3.4) such Net Termination Sales Gain shall be allocated between the General Partner and the Limited Partners in the following manner:

                    First,  to each  Partner  having a deficit  balance  in such
               Partner's Capital Account to the extend of and in proportion to such deficit balance; and

                    Second, 100% to the General Partner and the Limited Partners
               in accordance with their respective Percentage Interests.

               (b) If a Net Termination Sales Loss is recognized (or deemed recognized pursuant to Section 4.3.4), such Net Termination Sales Loss shall be allocated to the Partners in the following manner:

                    (i) First, 100% to the General Partner and the Limited Partners in proportion to, and to the extent of, the positive balances in their respective Capital Accounts; and

                    (ii)  Second,  the  balance,  if any,  100%  to the  General
               Partner.

          5.1.4. Special Allocations. Notwithstanding any other provision of this Section 5.1, the following special allocations shall be made for such taxable period:

               (a) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 5.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in proportion to, and to the extend of, an amount equal to the greater of (A) the portion of such Partner's share of the net decrease in Partnership Minimum Gain during such taxable period that is allocable (in accordance with the principles set forth in Treasury Regulation
          Section 1.704-1T(b)(4)(iv)(e)(2)) to the disposition of Partnership property subject to one or more Nonrecourse Liabilities of the Partnership, or (B) the deficit balance in such Partner's Adjusted Capital Account at the end of such taxable period (modified as appropriate, by Treasury Regulation Section 1.704T(b)(4)(iv)(e)(2)). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-1T(b)(4)(iv)(e) and, for purposes of this Section 5.1.4, each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1.4 with respect to such taxable period. This Section 5.1.4.(a) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation
          Section 1.704-1T(b)(4)(iv)(e) and shall be interpreted consistently therewith;

               (b) Chargeback of Minimum Gain Attributable to Partner Nonrecourse Debt. Notwithstanding the other provisions of this Section
          5.1 (other than Section 5.1.4(a)), if there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any Partnership taxable period, any Partner with a share of Minimum Gain Attributable to Partner Nonrecourse Debt at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in proportion to, and to the extent of an amount equal to the greater of (A) the portion of such Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt that is allocable (in accordance with the principles set forth in Treasury Regulation
          Section 1.704-1T(b)(4)(iv)(h)(4)) to the disposition of Partnership property subject to such Partner Nonrecourse Debt, or (B) the deficit balance in such Partner's Adjusted Capital Account at the end of such taxable period (Modified, as appropriate, by Treasury Regulations
          Section 1.704-1T(b)(4)(iv)(h)(4)). The items to be so allocated shall be determined in a manner consistent with the principles of Treasury Regulation Section 1.704-1T(b)(4)(iv)(e) and, for purposes of this
          Section 5.1.4, each Partner's Adjusted Capital Account balance shall be determined and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 5.1.4, other than Section 5.1.4.(a), with respect to such taxable period. This Section 5.1.4.(b) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-1T(b)(4)(iv)(h)(4) and shall be interpreted consistently therewith;

               (c) Qualified Income Offset. Except as provided in Section 5.1.4.(a) and 5.1.4.(b), in the event any Partner unexpectedly receives any adjustments, allocations or distributions described in
          Treasury      Regulation       Sections       1.704-1(b)(2)(ii)(d)(4),
          1.704-1(b)(2)(ii)(d)(5)  or  1.704-1(b)(2)(ii)(d)(6),   (modified,  as
          appropriate, by Treasury Regulation Sections 1.704-1T(b)(4)(iv)(e)(3) and 1.704-1T(b)(4)(iv)(h)(4)), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible; provided, that an allocation pursuant to this
          Section 5.1.4.(c) shall be made only if and to the extent that such Partner would have a deficit balance in its Adjusted Capital Account after all other allocations provided in this Section 5.1 have been tentatively made as if this Section 5.1.4.(c) was not in this Agreement;

               (d) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period that is in excess of the sum of (A) the amount such Partner is obligated to restore pursuant to any provisions of this Agreement and (B) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-1T(b)(4)(iv)(f) and 1.704-1T(b)(4)(iv)(h)(5), such
          Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excesses as quickly as possible; provided, that an allocation pursuant to this Section 5.1.4 (d) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account in excess of such sum after all other allocations provided for in this Section 5.1 have been tentatively made as if Section 5.1.4.(c) and this Section 5.1.4.(d) were not in this Agreement;

               (e) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in the same ratios that Net Income or Net Losses, as the case may be, is allocated for the taxable year. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio which does satisfy such requirements;

               (f)   Partner   Nonrecourse   Deductions.   Partner   Nonrecourse
          Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-1T(b)(4)(iv)(h). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or amoung such Partners in accordance with the ratios in which they share such Economic Risk of Loss;

               (g) Nonrecourse Liabilities.  For purposes of Treasury Regulation
          Section 1.752-1T(e)(ii)(C), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests;

               (h) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts treated as an item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

               (i) Curative Allocation.

                    (A) Notwithstanding any other provision of this Section 5.1, other than the Required Allocations, The Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each Partner under the Agreed Allocations had the required Allocations and this Curative Allocation not otherwise been provided in this Section 5.1. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Minimum Gain Attributable to Partner Nonrecourse Debts. Allocations pursuant to this Section 5.1.4.(i)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 5.1.4.(i)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations;

                    (B) The General  Partner shall have  reasonable  discretion, with respect to each taxable period, to (1) apply the provisions of Section 5.1.4.(i)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 5.1.4(i)(A) amoung the Partners in a manner that is likely to minimize such economic distortions.

               (j) Rental Deductions. In the event that the General Partner's Capital Account is credited as a result of a payment described in the last sentence of Section 4.3.1, the General Partner shall be allocated the rental deduction attributable to such payment.

     5.2 Allocations for Tax Purposes.

          5.2.1. Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of income, gain, loss or deduction (computed in accordance with Section 4.3.2) is allocated pursuant to Section 5.1.

          5.2.2. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

               (a) (A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) except as otherwise provided in Section 5.2.2.(d), any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of gain or loss is allocated pursuant to Section 5.1.

               (b) (A) In the case of an Adjusted Property, such items shall (1)
          first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 4.3.4.(a) or 4.3.4.(b), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 5.2.2.(a)(A); and (B) except as otherwise provided in Section 5.2.2.(d), any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of gain or loss is allocated pursuant to Section 5.1.

               (c) Except as otherwise provided in Section 5.2.2.(d), all other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of gain or loss is allocated pursuant to Section 5.1.

               (d) Any items of income, gain, loss or deduction otherwise allocable under Section 5.2.2.(a)(B), 5.2.2.(b)(B) or 5.2.2.(c) shall be subject to allocation by the General Partner in a manner designated to eliminate, to the maximum extent possible, Book-Tax Disparities in a Contributed Property or Adjusted Property otherwise resulting from the applications of the "ceiling" limitation (under Section 704(c) of the Code or Section 704(c) principles) to the allocations provided under Section 5.2.2.(a)(A) or 5.2.2.(b)(A).

          5.2.3. For proper administration of the Partnership and for the preservation of uniformity of the LP Units of the Investor Partnership (or any class or classes thereof), the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the LP Units of the Investor Partnership (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 5.2.3, only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of LP Units of the Investor Partnership issued and outstanding or the Partnership, and if such allocations are consistent with the Principles of
     Section 704 of the Code.

          5.2.4. The General Partner in its sole discretion may determine to depreciate the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation method and useful life applied to the Partnership's common basis of such property, despite the inconsistency of such approach with proposed Treasury Regulation Section 1.168-2(n) and Treasury Regulation Section 1.167(c)-1(a)(6). If the General Partner later determines that such reporting position cannot reasonably be taken, the General Partner may adopt a depreciation convention under which all purchasers acquiring LP Units of the Investor Partnership in the same month would receive depreciation, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other reasonable depreciation convention to preserve the uniformity of the intrinsic tax characteristics of any LP Units of the Investor Partnership that would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of LP Units of the Investor Partnership.

          5.2.5. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership Asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 5.2 be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

          5.2.6. All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 or 743 of the Code.

          5.2.7. Each item of Partnership income, gain, loss and deduction attributable to a transferred Partnership Interest of the General Partner or the Limited Partners shall, for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, that (i) except as otherwise provided in clause (ii), such items for the period beginning on the Closing Date and ending on the last day of the month in which the Closing Date occurs shall be allocated to Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month or (ii) if the Over-allotment Option is exercised, such items for the period beginning on the Closing Date and ending on the last day of the month in which the Second Time of Delivery (as defined in the Underwriting Agreement (as defined in the Investor Partnership Agreement)) occurs shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month; and provided, further, that gain or loss on a sale or other disposition of any Partnership Assets other than in the ordinary course of business shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

          5.2.8. The General Partner shall amend or supplement this Article 5 to provide for the allocation of any item of income, gain, loss, deduction or credit for federal, state or local income tax purposes for which provision is not otherwise made herein in the manner that the General Partner determines to be reasonable, taking into account the requirements of the Code.

          5.2.9. Notwithstanding any other provision of this Section 5.2, if the Internal Revenue Service is successful in asserting an adjustment to the taxable income of the General Partner and, as a result of any such adjustment, the Partnership is entitled to a deduction for federal income tax purposes with respect to any portion of such adjustment, such deduction shall be allocated to the General Partner.

     5.3. Requirement and Characterization of Distributions. Within 45 days following the end of each calendar quarter (or following the period from the Closing Date to December 31, 1989) and amount equal to 100% of Available Cash with respect to such quarter (or period) shall be distributed by the Partnership to the Partners in accordance with their Percentage Interests. The foregoing shall not be deemed to require any distribution of cash if and to the extent such distribution would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instruments or any other agreement or obligation to which the Partnership is a party or by which it is bound or to which its assets are subject.

     5.4. Reimbursements and Payments. Amounts payable as reimbursement of the General Partner pursuant to Section 6.3 or amounts payable to any Person other than in his capacity as a Partner, such as for services rendered, goods purchased or money borrowed, shall not be treated as distributions for purposes of this Article 5.

                                    ARTICLE 6

                      MANAGEMENT AND OPERATION OF BUSINESS

     6.1. Management.

          6.1.1. Except as otherwise expressly provided in this Agreement, all decisions respecting any matter set forth herein or otherwise affecting or arising out of the conduct of the business of the Partnership shall be made by the General Partner, and the General Partner shall have the exclusive right and full authority to manage, conduct, control and operate the Partnership's business and effect the purposes and provisions of this Agreement. Except as otherwise expressly provided in this Agreement, the General Partner shall have full authority to do all things on behalf of the Partnership deemed necessary or desirable by it in the conduct of the business of the Partnership, including without limitation, (i) the making of any expenditures, the borrowing of money, the guaranteeing of indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership; (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership; (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval which may be required by Section 6.1.l; (iv) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including without limitation, the financing of the conduct of the operations of the Partnership, the lending of funds to other persons and the repayment of obligations of the Partnership; (v) the negotiation and execution on any terms deemed desirable in its sole discretion and the performance of any contracts, conveyances or other instruments that it considers useful or necessary to the conduct of the Partnership operations or the implementation of its powers under this Agreement; (vi) the distribution of Partnership cash; (vii) the selection and dismissal of employees (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (viii) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate; (ix) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable; (x) the control of any matters affecting the rights and obligations of the Partnership, including the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; and (xi) the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the securing of same by mortgage, deed of trust or other lien or encumbrance, the bringing and defending of actions at law or in equity and the indemnification of any Person against liabilities and contingencies to the extent permitted by law.

          6.1.2. Each of the Partners and each other Person who may acquire a Partnership Interest hereby approves, ratifies and confirms the execution, delivery and performance by the parties thereof to the Underwriting Agreement, the Contribution Agreement, the Conveyance and Assignment, the Assignment of Leases and the other agreements described in the Registration Statement and agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions and such other agreements described in the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or any other Person who may acquire a Partnership Interest notwithstanding any other provision of this Agreement, the Delaware Act or any applicable law, rule or regulations. None of the execution, delivery or performance by the General Partner, the Partnership or any Affiliate of any of them of any agreement authorized or permitted under this Agreement shall constitute a breach by the General Partner of any duty that the General Partner may own the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

          6.1.3. The General Partner shall cause to be filed the Certificate of Limited Partnership as required by the Delaware Act and shall cause to be filed such other certificates or documents as may be required for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership elects to do business or own property. The General Partner shall file any necessary amendments to the Certificate of Limited Partnership, including, without limitation, amendments to reflect a successor or additional General Partner admitted pursuant to Section 11.2, and shall otherwise use its best efforts to do all things (including the appointment of registered agents of the Partnership and maintenance of registered offices of the Partnership) requisite to the maintenance of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware or any other state in which the Partnership may elect to do business or own property. Where applicable law so permits, the General Partner may omit from certificates filed in the State of Delaware and in states in which the Partnership elects to do business or own property all information not required by law, including the names and addresses of Partners, or state such information in the aggregate rather than on an individual Partner basis. Except as provided in Section 7.4.1, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Limited Partner or Record Holder.

     6.2. Reliance By Third Parties. Notwithstanding any other provision of this Agreement to the contrary, no lender, purchaser or other Person dealing with the Partnership shall be required to look to the application of proceeds hereunder or to verify any representation by the General Partner as to the extent of the interest in Partnership Assets that the General Partner is entitled to encumber, sell or otherwise use, and any such lender, purchaser or other Person shall be entitled to rely exclusively on the representations of the General Partner as to its authority to enter into such arrangements and shall be entitled to deal with the General Partner, without the joinder of any other Person, as if the General Partner were the sole party in interest therein, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such lender, purchaser or other Person to contest, negate or disaffirm any action of the General Partner in connection with any such arrangement. In no event shall any Person dealing with the General Partner or the General Partner's representative with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expediency of any act or action of the General Partner or the General Partner's representative; and every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General partner or the General partner's representative with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery thereof, this Agreement was in full force and effect, (ii) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership and (iii) the General Partner or the General Partner's representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

     6.3. Compensation and Reimbursement of the General Partner.

          6.3.1. Except as otherwise provided in this Section 6.3, the General Partner shall not be compensated for its services as general partner of the Partnership.

          6.3.2. The General Partner shall be reimbursed for all expenses, disbursements, and advances incurred or made in connection with the organization of the Partnership and the qualification of the Partnership and the General Partner to do business.

          6.3.3. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or makes on behalf of the Partnership (including amounts paid to any Person to perform services for the Partnership) and (ii) the portion of the General Partner's or its Affiliate's legal, accounting, utilities, investor communication, telephone, secretarial, travel, entertainment, bookkeeping, reporting, data processing, office rent and other office expenses (including overhead charges), salaries, fees and other compensation and benefit expenses of employees, officers and directors, other administrative or overhead expenses and all other direct and indirect administrative and incidental expenses, in each case necessary or appropriate to the conduct of the Partnership's business (including, without limitation, expenses allocated to the General Partner by its Affiliates). The General Partner shall determine such fees and expenses that are allocated to the Partnership in any reasonable manner in its sole discretion. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 6.7.

     6.4. Partnership Funds. The funds of the Partnership shall be deposited in such account or accounts as are designated by the General Partner. The General Partner may, in its sole discretion, deposit funds of the Partnership in a central account maintained by or in the name of the General Partner or the Partnership in which funds of the Investor Partnership are also deposited, provided that at all times books of account are maintained which show the amount of funds of the Partnership on deposit in such account. All withdrawals from or charges against such accounts shall be made by the General Partner or by its officers or agents. Funds of the Partnership may be invested as determined by the General Partner, except in connection with acts otherwise prohibited by this Agreement.

     6.5.  Loans  from  the  General   Partner:   Contracts   with   Affiliates.

          6.5.1. The General Partner or any Affiliate thereof may lend to the Partnership funds needed by the Partnership for such periods of time as the General Partner may determine; provided, however, that the General Partner or such Affiliate may not charge the Partnership interest at a rate greater than the lesser of (i) the actual interest cost (including points or other financing charges or fees) that the General Partner or such Affiliate is required to pay on funds borrowed by it from commercial banks and (ii) the rate (including points or other financing charges or fees) that would be charged the Partnership (without reference to the General Partner's financial abilities or guaranties) by unrelated lenders on comparable loans. The Partnership shall reimburse the General Partner or any Affiliate, as the case may be, for any costs incurred by it in connection with the borrowing of funds obtained by the General Partner or such Affiliate and loaned to the Partnership. The Investor Partnership may lend or contribute to the Partnership, and the Partnership may borrow funds from the Investor Partnership, on terms and conditions established at the sole discretion of the General Partner. The foregoing authority shall be exercised by the General Partner in its reasonable discretion and shall not create any right or benefit in favor of the Partnership or any other Person. The Partnership may not lend funds to the General Partner or any of its Affiliates. For purposes of this Section 6.5.1, the Investor Partnership shall not bee deemed to be an Affiliate of the General Partner.

          6.5.2. The General Partner may itself, or may enter into an agreement with an Affiliate of the General Partner to, render services to the Partnership. Any service rendered to the Partnership by the General partner or any such Affiliate shall be on terms that are fair and reasonable to the Partnership.

          6.5.3. The General Partner or any of its Affiliates may use or lease property (including, but not limited to, office equipment, computers, vehicles, aircraft and office space) of the Partnership, and the General Partner or such Affiliate will reimburse the Partnership based on the incremental cost to the Partnership of such usage.

          6.5.4. Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 6.5.4 shall be deemed to be satisfied as to the transactions effected pursuant to Section 4.2, the Contribution Agreement, the Conveyance and Assignment and the Assignment of Leases.

     6.6. Liability of Indemnitees.

          6.6.1. No Indemnitee shall be liable to the Partnership, Limited Partners or any Persons who have acquired any interests in LP Units of the Investor Partnership, whether as Limited Partners or otherwise, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership and if such act or omission did not constitute gross negligence or willful misconduct on the part of such Indemnitee.

          6.6.2. The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or through its agents, and the General Partner shall not be responsible for any act or omission on the part of any such agent appointed by the General Partner in good faith if the agent acted in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership and if such act or omission did not constitute gross negligence or willful misconduct on the part of such Person.

          6.6.3. Any amendment, modification or repeal of this Section 6.6 or any provision hereof shall be prospective only and shall not in any way affect the limitations or the liability to the Partnership and the Limited Partners of the General Partner, their directors, officers and employees under this Section 6.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         6.7.  Indemnification.

          6.7.1. To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, each Indemnitee shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, by reason of its status as (x) a General Partner, a Departing Partner or any of their Affiliates, (y) an officer, director, employee or agent of a General Partner, any Departing Partner or any of their Affiliates or (z) a Person serving at the request of the Partnership in another entity in a similar capacity, regardless of whether the Indemnitee continues to be a General Partner or an Affiliate of a General Partner or an officer, director, employee, partner or agent of a General Partner or an Affiliate of a General Partner at the time any such liability or expense is paid or incurred, provided that in each case the Indemnitee acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership and such action did not constitute gross negligence or willful misconduct on the part of the Indemnitee, and, with respect to any criminal proceeding, the Indemnitee had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by a judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to that specified above.

          6.7.2. To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 6.7, or in establishing any right to indemnification hereunder, shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking (which need not be secured) by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in this Section 6.7.

          6.7.3. This advancement of expenses and indemnification provided by this Section 6.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

          6.7.4. To the extent deemed commercially reasonable by the General Partner, the Partnership shall purchase and maintain at the expense of the Partnership insurance on behalf of the General Partner, its Affiliates, and their respective officers, directors, employees, partners, agents and trustees and such other Persons as the General Partner shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with the activities of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

          6.7.5. For purposes of this Section 6.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines" within the meaning of Section 6.7.1; and action taken or omitted by it with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

          6.7.6. Any indemnification hereunder shall be satisfied solely out of the assets of the Partnership. In no event may an Indemnitee subject the General Partner or the Limited Partners to personal liability by reason of these indemnification provisions.

          6.7.7. An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applied if the transaction was otherwise permitted by the terms of this Agreement.

          6.7.8. The indemnification provided in this Section 6.7 is for the benefit of the Indemnitees and shall not be deemed to create any right to indemnification for any other Persons.

          6.7.9. No amendment, modification or repeal of this Section 6.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 6.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     6.8. Other Matters Concerning the General Partner.

          6.8.1. The General partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          6.8.2.   the  General   Partner  may  consult   with  legal   counsel,
     accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any opinion of any such Person as to matters that the General Partner reasonably believes to be within such Person's professional or expert competencies shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by the General Partner hereunder in good faith and in accordance with such opinion.

          6.8.3. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

     6.9. Title to Partnership Assets. All Partnership Assets, whether real or personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership Assets or any portion thereof. Title to any or all of the Partnership Assets may be held in the name of the Partnership, the General Partner or one or m ore nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership Assets for which legal title is held in the name of the General Partner shall be held in trust by the General Partner for the use and benefit of the Partnership in accordance with the terms and provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership Assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership Assets is held.

     6.10. Resolution of Conflicts of Interests.

          6.10.1. Unless otherwise expressly provided in this Agreement or the Investor Partnership Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, the Investor Partnership or any Partner, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the Investor Partnership Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is or, by operation of this Agreement, is deemed to be fair and reasonable to the Partnership. The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of a resolution of such conflict or course of action. Any conflict of interest and any resolution of such conflict of interest shall be deemed fair and reasonable to the Partnership upon Special Approval of such conflict of interest or resolution. The General Partner may also adopt a resolution or course of action that has not received Special Approval. Any such resolution or course of action in respect of any conflict of interest shall not constitute a breach of this Agreement, of the Investor Partnership Agreement, of any other agreement contemplated herein or therein or of any duties stated or implied by law or equity, if such resolution or course of action is fair and reasonable to the Partnership. The General Partner (including the Independent Committee in connection with Special Approval) shall be authorized in connection with its resolution of any conflict of interest to consider (i) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (ii) any customary or accepted industry practices; (iii) any applicable generally accepted accounting or engineering practices or principles; and (iv) such additional factors as the General Partner (including such Independent Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner (including such Independent Committee) to consider the interest of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolutions, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Delaware Act or any other law, rule or regulation.

          6.10.2. Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "discretion" or under a grant of similar authority or latitude, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership or any Limited Partner, or (ii) in "good faith" or under another express standard, the General partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated hereby. In addition, any actions taken by the General Partner consistent with the standards of "reasonable discretion" set forth in the definitions of Available Cash shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners. During the Preference Period (as defined in the Investor Partnership Agreement), the General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership, other than in the ordinary course of business. No borrowing by the Partnership or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners solely by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to avoid subordination of the Preference Units or Common Units (as such terms are defined in the Investor Partnership Agreement) by reason of the provisions of Section 5.4 or 5.5 of the Investor Partnership Agreement.

          6.10.3. Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

     6.11. Restrictions on General Partner's Authority.

          6.11.1. The General Partner may not, without the written approval of the specific act by all of the Limited Partners or by other written instrument executed and delivered by all of the Limited Partners subsequent to the date of this Agreement, do any of the following: (i) take any action in contravention of this Agreement, (ii) take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement, (iii) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose, (iv) admit a Person as a Partner, except as otherwise provided in this Agreement, (v) amend this Agreement in any manner, except as otherwise provided in this Agreement or (vi) transfer its interest as general partner of the Partnership, except as otherwise provided in Section
     10.2 hereof.

          6.11.2. Except as provided in Article 13, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person), without the approval of all the Limited Partners; provided, however, that this provision shall not preclude or limit the mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the Partnership's assets and shall not apply to any forced sale of any or all of the Partnership's assets pursuant to the foreclosure of, or other realization upon, any such encumbrance.

          6.11.3. Unless approved by all the Limited Partners, the General Partner shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Partnership to become taxable as a corporation or to be treated for federal income tax purposes as an association taxable as a corporation.

          6.11.4. At all times while serving as the general partner of the Partnership, the General Partner will not pay any dividend on, repurchase any shares of its capital stock or take any other action if the effect of such dividend, repurchase or other action would be to reduce its net worth below an amount necessary to receive an Opinion of counsel that the Partnership will be treated as a partnership for federal income tax purposes.

     6.12. Outside Activities.

          6.12.1. Except as described in the Registration Statement or as provided in Section 6.12.2, no Indemnitee shall be expressly or implicitly restricted or proscribed pursuant to this Agreement or the partnership relationship established hereby from engaging in other activities for profit, whether in the business engaged in by the Partnership or anticipated to be engaged in by the Partnership or otherwise, including, without limitation, those businesses described in or contemplated by the Registration Statement. Without limitation of and subject to the foregoing and Section 6.12.2, each Indemnitee shall have the right to engage in the transportation of refined petroleum products and any other business of every type and description and to engage in and possess an interest in other business ventures of any and every type and description, independently or with others, including business interests and activities in direct competition with the Partnership. Neither the Partnership, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any Indemnitee, and, except as set forth in the Registration Statement, such Indemnitees shall have no obligation to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person.

          6.12.2. Without limitation of this Section 6.12, the competitive activities of certain Indemnitees and the restrictions on the Partnership's activities described in the Registration Statement under the caption "Conflicts of Interest and Fiduciary Responsibilities" are hereby approved by all Partners; provided, however that this Section 6.12 shall not operate as a waiver by the Partnership or any Limited Partner of any breach of fiduciary duty resulting from competition by an Indemnitee with the Partnership.

                                    ARTICLE 7

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     7.1 Limitation of Liability. The Limited Partners shall have no liability under this Agreement except as provided in this Agreement or by the Delaware Act.

     7.2  Management  of Business.  No Limited  Partner  (other than the General
Partner, any of its Affiliates or any director, officer, general partner, employee or agent of the General Partner or any of its Affiliates, in his capacity as such, if such Person shall also be a Limited Partner) shall take part in the operation, management or control (within the meaning of the Delaware
Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by a director, officer, general partner, employee or agent of the General Partner or any of its Affiliates shall not affect, impair or eliminate the limitation son the liability of any Limited Partner under this Agreement.

     7.3 Return of Capital. No Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law, and then only to the extent provided for in this Agreement. Except to the extent provided by Article 5 or as otherwise expressly provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contribution or as to profits, losses or distributions.

     7.4. Access to Information.

          7.4.1. In addition to other rights provided by this Agreement or by applicable law, each Limited Partner, and each Limited Partner's duly authorized representatives shall have the right at reasonable times, upon reasonable notice which shall not be less than three Business Days, and at such Person's own expense, but only upon its written request and for a purpose reasonably related to such Person's interest as a Limited Partner, to (i) have true and full information regarding the status of the business and financial condition of the Partnership, (ii) inspect and copy, promptly after they become available, the Partnership's federal, state and local income tax returns for each year, (iii) have on demand a current list of the full name and last known business, residence or mailing address of each Partner, (iv) have true and full information regarding the Net Agreed Value of any Capital Contributions made by the General Partner and the Limited Partners and the date on which each such Person became a General Partner or Limited Partner, (v) have a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with copies of executed powers of attorney pursuant to which this Agreement or any such Certificate has been executed and (vi) have any other information regarding the affairs of the Partnership as is just and reasonable.

          7.4.2. Anything in Section 7.4.1 to the contrary notwithstanding, the General Partner may keep confidential from the Limited Partners, and each Limited Partner's duly authorized representatives, for such period of time as the General Partner deems reasonable, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the business of the Partnership or which the Partnership is required by law or by agreements with third parties to keep confidential.

                                    ARTICLE 8

                     BOOKS, RECORDS, ACOCUNTING AND REPORTS

     8.1 Records and Accounting. The General Partner shall keep or cause to be kept complete and accurate books and records with respect to the Partnership's business, which books and records shall at all times be kept at the principal office of the Partnership. Any records maintained by the Partnership in the regular course of its business, including books of account and records of Partnership proceedings, may be kept on or be in the form of punch cards, magnetic media, photographs, micrographics or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained on the accrual basis in accordance with generally accepted accounting principles, except to the extent otherwise required herein.

     8.2. Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

                                    ARTICLE 9

                                   TAX MATTERS

     9.1 Section 754 Allocations. The adjustments to basis to Partnership Assets that are attributable to the Section 754 Election shall be allocated to the Partners in the manner that the General Partner determines is reasonable, however, no such adjustment shall be credited or charged to the Capital Accounts.

     9.2. Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns of the Partnership necessary for federal income tax purposes and state and local income tax purposes in the jurisdictions in which the Partnership conducts business and shall use its reasonable best efforts to furnish to the Record Holders within 75 days of the close of the taxable year the tax information reasonably required for federal, state and local income tax reporting purposes. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes. The taxable year of the Partnership shall be the calendar year.

     9.3. Tax Elections.

          9.3.1.  The  Partnership  shall  make  the  Section  754  Election  in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner's determination that such revocation is in the best interest of the Limited Partners.

          9.3.2. The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in
     Section 709 of the Code.

          9.3.3. Except as otherwise provided herein, the General Partner shall determine whether to make any other available elections (including the elections provided for in Sections 167 and 168 of the Code) on behalf of the Partnership under the Code.

     9.4. Tax Controversies. Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in Section 6231 of the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

     9.5. Tax Basis and Value Determinations. To the extent that the General Partner is required to establish fair market values or allocate amounts realized, tax basis, Carrying Values or Net Agreed Values, the General Partner shall establish such values and make such allocations in a manner that is reasonable and fair to the Limited Partners, taking into account all applicable laws, governmental regulations, rulings and decisions. The General Partner may, in its sole discretion, modify or revise such allocations in order to comply with such laws, governmental regulations, rulings or decisions or to the extent it otherwise deems such modification or revision appropriate or necessary. The General Partner is authorized, to the extent deemed by it to be appropriate or necessary, to utilize the service of an independent appraiser in establishing such values or allocations and the General Partner shall in such cases be entitled to rely on the values or allocations established by such independent appraiser.

     9.6. General Partner Net Worth. The General Partner shall not declare or make payment of any dividends (except dividends payable solely in capital stock), purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital or make any distribution of assets on account of any shares of its capital stock, if any such action would reduce its net worth (computed by excluding any net worth attributable to its interest in, and accounts and notes receivable from, or payable to, the Partnership or any other limited partnership in which it is a general partner) below $5,000,000 (or such other lesser amount as may be required to obtain an Opinion of Counsel that the Partnership is not taxable as a corporation and will not be treated as an association taxable as a corporation).

                                   ARTICLE 10

                        TRANSFER OF PARTNERSHIP INTERESTS

     10.1. Transfer.


          10.1.1. The term "transfer", when used in this Article 10 with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a Partner assigns all or any part of its Partnership Interest to another Person and includes a sale, assignment, gift, pledge, hypothecation, mortgage, exchange or any other disposition.

          10.1.2. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this
     Article 10. Any transfer or purported transfer of any Partnership Interest not made in accordance with this Article 10 shall be null and void.

     10.2. Transfer of Interests of the General Partner. The General Partner may not transfer any portion of its Partnership Interest as the general partner of the Partnership; provided, however, that if the general partner of the Investor Partnership transfers any portion of its partnership interest as a general partner therein to any Person in accordance with the provisions of the Investor Partnership Agreement, the General Partner shall also transfer the same portion of its Partnership Interest as the general partner of the Partnership to such Person. The Limited Partners hereby approve of any such transfer.

     10.3. Transfer of Partnership Interests of Limited Partners.

          10.3.1. No Limited Partner may withdraw from the Partnership or transfer all or any part of its Partnership Interest except that a successor of a Limited Partner may become a Substituted Limited Partner as provided in Article 11.

          10.3.2. Notwithstanding the foregoing, the Partnership Interest as a limited partner to be acquired by KPL pursuant to Section 4.2 may be transferred to the Investor Partnership pursuant to the Contribution Agreement, and the Investor Partnership shall become a Substituted Limited Partner with respect to such Partnership interest.

                                   ARTICLE 11

                              ADMISSION OF PARTNERS

     11.1. Admission of Substituted Limited Partners. Any successor to the Partnership Interest of a Limited Partner shall be admitted to the Partnership as a Limited Partner upon the (a) furnishing to the General Partner (i) an acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement and (ii) such other documents and instruments as may be required to effect the admission of such successor as a Limited Partner; and (b) obtaining of the consent of the General Partner, which consent may be withheld or granted in the sole discretion of the General Partner. The transferee shall be admitted to the Partnership as a Limited Partner effective immediately prior to the transfer.

     11.2. Admission of Successor or Additional General Partner. A successor or additional General Partner selected pursuant to Section 12.2 or 12.3 or the transferee or successor to of all or any portion of the Partnership Interest of the General Partner pursuant to Section 10.2 shall be admitted to the Partnership as a General Partner (in the place of or in addition to, as the case may be, the transferor General Partner), effective as of the date that an amendment to the Certificate of Limited Partnership, adding its name and other required information, is filed pursuant to Section 6.1.3 (which, in the event the successor or transferee General Partner is in the place of the withdrawing, removed or transferor General Partner, shall be contemporaneous with the withdrawal of such withdrawing, removed or transferor General Partner), and upon receipt by the withdrawing, removed or transferor General Partner of all of the following: (i) acceptance of all of the terms and provisions of this Agreement;
(ii) written agreement of the successor or transferee General Partner to continue the business of the Partnership; and (iii) such other documents or instruments as may be required in order to effect its admission as a General Partner under this Agreement and applicable law. Each Limited Partner hereby approves of the admission of a successor or additional General Partner selected pursuant to the terms of this Agreement, and no further approval of Partners shall be required to effect such admission.

                                   ARTICLE 12

                  WITHDRAWAL OR REMOVAL OF THE GENERAL PARTNER

     12.1. Withdrawal or Removal of the General Partner. The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal"):

          12.1.1. The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners.

          12.1.2. The General Partner transfers all of its rights as General Partner pursuant to Section 10.2 hereof.

          12.1.3.  The  General  Partner is  removed  pursuant  to Section  12.3 hereof.

          12.1.4. The General Partner

               (a) makes a general assignment for the benefit of creditors;

               (b) files a voluntary bankruptcy petition;

               (c)  files  a   petition   or  answer   seeking   for   itself  a
          reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law;

               (d) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in paragraphs
          (a) through (c) of this subsection; or

               (e) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the General Partner or of all or any substantial part of its properties.

          12.1.5. A final and non-appealable judgment is entered by a court with appropriate jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect.

          12.1.6. A certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation.

          12.1.7. The general partner of the Investor Partnership withdraws from, or is removed as the general partner of, the Investor Partnership.

     If an Event of Withdrawal specified in Sections 12.1.4, 12.1.5 or 12.1.6 occurs, the withdrawing General Partner shall give written notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 12.1 shall result in withdrawal of the General Partner from the Partnership.

     12.2. Withdrawal. The General Partner covenants and agrees that it will not voluntarily withdraw as the general partner of the Partnership prior to January 1, 2000, other than a withdrawal effective upon the transfer of all of the General Partner's Partnership Interest as the General Partner pursuant to
Section 10.2, unless such withdrawal is approved by all Limited Partners; provided that the General Partner may withdraw without such approval by the Limited Partners upon 90 days' advance written notice to the Limited Partners if more than 50% of the Outstanding LP Units (as defined in the Investor Partnership Agreement) are held or controlled by one Person and its Affiliates other than the withdrawing General Partner and its Affiliates. The General Partner may, at anytime subsequent to January 1, 2000, voluntarily withdraw from the Partnership effective on at least 90 day's advance written notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice. The General Partner shall have no liability on account of a withdrawal permitted hereunder. If the General Partner gives notice of withdrawal as general partner of the Investor Partnership, and the limited partners thereof select a successor pursuant to the terms of the Investor Partnership Agreement, the Person so elected shall automatically become the successor General Partner of the Partnership. If the General Partner gives notice of withdrawal pursuant to Section 12.1.1, the Limited Partners may, prior to the effective date of such withdrawal, elect, by unanimous vote of the Limited Partners, the successor General Partner. If, prior to the effective date of the General Partner's withdrawal, no successor General Partner is elected, the provisions of Section
13.1 shall apply.

     12.3. Removal. The affirmative vote of all the Limited Partners shall be required to remove the General Partner. Any such vote of the Limited Partners must also provide for the election of a successor General Partner.

     12.4. Opinion of Counsel. Notwithstanding the provisions of Section 12.2 or 12.3, the rights of the Limited Partners under Section 12.2 or 12.3 shall not be exercised until such time as the Partnership has received an Opinion of Counsel that the action in question (i) may be taken without the approval of all Partners to such specific act, (ii) would not cause the loss of limited liability of the Limited Partners under this Agreement, (iii) would not cause the Partnership to be taxable as a corporation or to be treated as an association taxable as a corporation for federal income tax purposes and (iv) any required consents of any regulatory authorities to such action have been obtained.

     12.5. Amendment of Certificate of Limited Partnership. The Certificate of Limited Partnership shall be amended to reflect the withdrawal, removal or succession of the General Partner.

     12.6. Interest of Departing Partner and Successor.

               12.6.1 (a) If a successor General Partner acquires the partnership interest as general partner in the Investor Partnership of the Departing Partner, such successor General Partner must also acquire at such time the Partnership Interest of such Departing Partner or its Affiliate as general partner of the Partnership for an amount equal to the fair market value of such interest, determined as of the effective date of departure.

               (b) For purposes of this Section 12.6, the fair market value of the Departing Partner's Partnership Interest as the General Partner herein shall be determined as provided in Section 14.6 of the Investor Partnership Agreement.

               12.6.2. (a) If the Combined Interest (as defined in the Investor Partnership Agreement) is not acquired in the manner set forth in
          Section 14.6 of the Investor Partnership Agreement, the Departing Partner shall become a limited partner of the Investor Partnership as provided therein and its Combined Interest shall be converted into Common Units as provided therein. Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner becomes a Limited Partner.

               (b) If the option described in Section 12.6.1 is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the capital of the Partnership cash equal to the greater of (i) 1/99th of the aggregate Capital Account balances of the Limited Partners as of such date or (ii) the fair market value of a 1% general partner's interest in the Partnership, determined by a valuation made by an investment banking firm or other independent expert selected pursuant to Section 14.6.1 of the Investor Partnership Agreement. In such event, the successor General Partner shall, subject to the following sentence, be entitled to such Percentage Interest of all Partnership allocations and distributions and any other allocations and distributions to which the Departing Partner was entitled as general partner. In addition, such successor General Partner shall cause this Partnership Agreement to be amended to reflect that, from and after the date of such successor General Partner's admission, the successor General Partner's interest in all Partnership distributions and allocations shall be 1% and that of the Limited Partners shall be 99%.

          12.6.3. The Partnership shall reimburse the Departing Partner for employee related liabilities including but not limited to, severance liabilities incurred in connection with the termination of employees employed by the Departing Partner for the benefit of the Partnership; and if the Partnership is otherwise indebted to the Departing Partner at the effective time of its departure for funds advanced, properties sold or services rendered to the Partnership by the Departing Partner or otherwise, the Partnership shall, at the option of the successor General Partner, either (i) within 60 days after the effective time of such departure, pay to the Departing Partner the full amount of such indebtedness or (ii) pay such indebtedness or any portion thereof in accordance with its then existing terms. The successor to the Departing Partner shall assume all obligations theretofore incurred by the Departing Partner as the General Partner of the Partnership, and the Partnership and such successor General Partner shall take all such action as shall be necessary to terminate any guarantees of the Departing Partner and any of its Affiliates of any obligations of the Partnership. If for whatever reason the creditors of the Partnership will not consent to such termination of guarantees, the successor to the Departing Partner shall be required to indemnify the Departing Partner for any liabilities and expenses incurred by the Departing Partner on account of such guarantees.

                                   ARTICLE 13

                           DISSOLUTION AND LIQUIDATION

     13.1. Dissolution. Except as provided in Section 13.2, the Partnership shall be dissolved upon:

          13.1.1. the expiration of its term as provided in Section 2.5;

          13.1.2.  an Event of Withdrawal of the General  Partner as provided in
     Section 12.1 (other than by reason of a transfer pursuant to Section 10.2 or withdrawal occurring upon or after, or removal effective upon or after, approval by the Limited Partners of a successor pursuant to Section 12.2 or 12.3, as the case may be);

          13.1.3. a written determination by the General Partner that projected future revenues of the Partnership will be insufficient to enable payment of projected Partnership costs and expenses or, if sufficient, will be such that continued operation of the Partnership is not in the best interests of the Partners;

          13.1.4. an election to dissolve the Partnership by the General Partner which is approved by all the Limited Partners; provided, that no such election shall be effective at any time when the Partnership has outstanding any indebtedness for borrowed money unless provision shall have been made in connection with such dissolution for the payment in full of such indebtedness;

          13.1.5. except as otherwise provided herein, any other event that, under the Delaware Act, would cause its dissolution;

          13.1.6. the sale of all or substantially all of the assets and properties of the Partnership; or

          13.1.7. the dissolution of the Investor Partnership.

     The Partnership shall not be dissolved by the admission of a successor Limited Partner or by the admission of additional or successor General Partners in accordance with the terms of this Agreement.

     13.2. Continuation of the Business of the Partnership.

          13.2.1. Within 180 days following an event described in Section 13.1.2, in the event action pursuant to Section 13.3 is not taken, the Limited Partners by unanimous vote may elect in writing to reconstitute and continue the business of the Partnership by forming a new limited partnership (a "Reconstituted Partnership") on the same terms and provisions as are set forth in this Agreement. Any such election must also provide for the election of a general partner of the Reconstituted
     Partnership. If such an election is made, all of the Limited Partners of the Partnership shall continue as limited partners of the Reconstituted Partnership. The Partnership Interest as General Partner of the former General Partner shall be treated as though it were an equivalent general partner's interest in the Reconstituted Partnership, and shall be subject to disposition at the option of the general partner of the Reconstituted Partnership in the manner provided in Section 12.6.1 (which option must be exercised contemporaneously with the selection of the new general partner).

          13.2.2. Upon an event described in this Section 13.2, all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership of the Partnership and to enter into a new partnership agreement and certificate of limited partnership of the Reconstituted Partnership.

     13.3. Liquidation.


          13.3.1. Upon dissolution of the Partnership, unless an election to continue the business of the Partnership is made pursuant to Section 13.2, the General Partner or in the event the dissolution was caused by an event described in Section 13.1.2 or 13.1.3, a liquidator or liquidating committee elected by a majority in interest of the Limited Partners, shall be the Liquidating Trustee. The Liquidating Trustee shall liquidate the Partnership Assets and apply and distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by applicable law.

               (a) the payment to creditors of the Partnership, other than Partners, in order of priority provided by law, including the establishment of reserves for the payment thereof;

               (b) pro rata payment to Partners for loans or other amounts owed to them by the Partnership;

               (c) to all Partners in accordance  with the positive  balances in
          their   respective   Capital   Accounts   after  taking  into  account
          adjustments to such Capital Accounts pursuant to Section 5.1.3;

               (d) to the Partners in proportion to their respective Percentage Interests.

          13.3.2. The Liquidating Trustee (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by a majority in interest of the Limited Partners. The Liquidating Trustee shall agree not to resign at any time without 60 days' prior written notice and (if other than the General Partner) may be removed at any time, with or without cause, by written notice of removal approved by a majority in interest of the Limited Partners. Upon dissolution, removal or resignation of the Liquidating Trustee, a successor and substitute
     Liquidating Trustee (who shall have and succeed to all rights, powers and duties of the original Liquidating Trustee) shall, within 90 days thereafter, be selected by a majority in interest of the Limited Partners. The right to appoint a successor or substitute Liquidating Trustee in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidating Trustee are authorized to continue under the provisions hereof, and every reference herein to the Liquidating Trustee will be deemed to refer also to any such successor or substitute Liquidating Trustee appointed in the manner herein provided. Except as expressly provided in this Article 13, the Liquidating Trustee appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner, under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidating Trustee to carry out the duties and functions of the Liquidating Trustee hereunder
     (including the establishment of reserves for liabilities that are contingent or uncertain in amount) for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidating Trustee to complete the winding-up and liquidation of the Partnership as provided for herein. In the event a majority in interest of the Limited Partners fail to approve of a Person to be the Liquidating Trustee as herein provided within 120 days following the event of dissolution or fail to approve a of successor and substitute Liquidating Trustee within the time period set forth above, any Partner may make application to a Court of Chancery of the State of Delaware to wind up the affairs of the Partnership and, if deemed appropriate, to appoint a Liquidating Trustee.

     13.4 Distribution in Kind. Notwithstanding the provisions of Section 13.3 which require the liquidation of the Partnership Assets, but subject to the order of priorities set forth therein, if on dissolution of the Partnership the Liquidating Trustee determines that an immediate sale of part or all of the Partnership Assets would be impractical or would cause undue loss to the Partners, the Liquidating Trustee may, in its absolute discretion, defer for a reasonable time the liquidation of any Partnership Assets except those necessary to satisfy liabilities of the Partnership and may, in its absolute discretion, distribute to the Partners, in lieu of cash, as tenants in common and in accordance with Section 13.3, undivided interests in such Partnership Assets as the Liquidating Trustee deems not suitable for liquidation. Any distributions in kind shall be subject to such conditions relating to the disposition and management thereof as the Liquidating Trustee deems reasonable and equitable and to any agreements governing the operation of such Partnership Assets at such time. The Liquidating Trustee shall determine the fair market value of any Partnership Assets distributed in kind using such reasonable method of valuation as it may adopt.

     13.5. Cancellation of Certificate of Limited Partnership. Upon the completion of the distribution of Partnership Assets as provided in Sections
13.3 and 13.4, the Partnership shall be terminated, and the Liquidating Trustee (or the General Partner or Limited Partners, if necessary) shall cause the cancellation of the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership.

     13.6. Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.3 in order to minimize any losses otherwise attendant upon such winding up.

     13.7. Return of Contributions. The General Partner shall not be liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from the Partnership Assets.

     13.8. No Capital Account Restoration. No Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership.

     13.9. Waiver of Partition. Each Partner hereby expressly waives any and all rights that it may have to maintain an action for partition of the Partnership's Assets.

                                   ARTICLE 14

                       AMENDMENT OF PARTNERSHIP AGREEMENT

     14.1. Amendments to be Adopted Solely by the General Partner. The General Partner, without the consent at the time of any Limited Partner (each Limited Partner being deemed to approve of any such amendment), may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

          14.1.1. a change in the name of the Partnership or the location of the principal place of business of the Partnership;

          14.1.2. the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

          14.1.3. a change that is necessary or advisable in the opinion of the General Partner to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Partnership will not be taxable as a corporation or treated as an association taxable as a corporation for federal income tax purposes;

          14.1.4. a change that (i) in the sole discretion of the General Partner does not adversely affect the Limited Partners in any material respect, (ii) is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or contained in any federal or state statute or (iii) is required or contemplated by this Agreement or the Registration Statement;

          14.1.5. an amendment that is necessary, as reflected in an Opinion of Counsel, to prevent the Partnership or the General Partner or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

          14.1.6. a change in any provision of this Agreement which requires any action to be taken by or on behalf of the General Partner or the Partnership pursuant to the requirements of the Delaware Act if the provisions of the Delaware Act are amended, modified or revoked so that the taking of such action is no longer required; provided that this Section
     14.1.6 shall be applicable only if such changes are not materially adverse to the Limited Partners;

          14.1.7.  any amendment to this  Agreement that is necessary to confirm
     this  Agreement  to  any  amendments  made  to  the  Investor   Partnership
     Agreement; or

          14.1.8. any other amendments similar to the foregoing.

     14.2. Amendment Procedures. Except as provided in Section 14.1, all amendments to this Agreement shall require the approval of the General Partner and all the Limited Partners.

                                   ARTICLE 15

                                     MERGER

     15.1. Authority. The Partnership may merge or consolidate with one or more corporations, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses including, without limitation, a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article.

     15.2. Procedure for Merger or Consolidation. Merger or consolidation of the Partnership pursuant to this Article requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its sole discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

          15.2.1. The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

          15.2.2. The name and jurisdictions of formation or organization of the business entity that is to survive the proposed merger or consolidation (hereafter designated as the "Surviving Business Entity");

          15.2.3.   The  terms  and   conditions  of  the  proposed   merger  or
     consolidation;

          15.2.4. The manner and basis of exchanging or converting the equity securities of each constituent business entity for or into cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity; and (a) if any general or limited partnership interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partnership interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partnership interests are to receive in exchange for, or upon conversion of, their securities or rights, and (b) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partnership interests, rights, securities or obligations of the Surviving Business Entity or any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

          15.2.5. A statement of any changes in the constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving business Entity to be effected by such merger or consolidation;

          15.2.6. The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 15.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, it shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

          15.2.7. Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or desirable.

     15.3. Approval by Limited Partners of Merger or Consolidation. The General Partner of the Partnership, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted for approval by the Limited Partners. The Merger Agreement shall be approved upon execution thereof by all the Limited Partners.

     15.4. Certificate of Merger. Upon the required approval by the General Partner and Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

     15.5. Effect of Merger.


          15.5.1. Upon the effective date of the certificate of merger:

               (a) all of the rights, privileges and powers of each of the business entities that have merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

               (b) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

               (c) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

               (d) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

          15.5.2. A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

                                   ARTICLE 16

                               GENERAL PROVISIONS

     16.1. Addresses and Notices. The address of the General Partner for all purposes shall be the address set forth on the books and records of the Partnership and for each Limited Partner the address set forth in the books and records of the Partnership or such other address of which the General Partner has received written notice. Any notice, demand, request or report required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent to the Partner at such address by first class mail or by other means of written communication.

     16.2. Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof.

     16.3. Pronouns and Plurals. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     16.4. Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purpose of this Agreement.

     16.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     16.6. Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     16.7. Creditors. Except for the provisions of Section 6.2, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

     16.8. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     16.9. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties notwithstanding that all the parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.

     16.10. Applicable Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all of the terms and provisions hereof shall be construed under the substantive laws of the State of Delaware as now adopted or as may hereafter be amended, and such laws shall govern this Agreement, without regard to the principles of conflicts of law.

     16.11. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the 27th day of September, 1989.

                                        GENERAL PARTNER:

                                        KANEB PIPE LINE COMPANY

                                        By:  STEPHEN M. HOFFNER
                                        ---------------------------------------


                                        ORGANIZATIONAL LIMITED PARTNER:

                                        KANEB PIPE LINE PARTNERS, L.P.
                                        By Kaneb Pipe Line Company,
                                           its General Partner

                                        By:   STEPHEN M. HOFFNER
                                        ---------------------------------------